Exhibit B-3
DRAFT
               THE CONNECTICUT LIGHT AND POWER COMPANY
                         Berlin, Connecticut
              Special Meeting of Preferred Shareholders
                          November 25, 2003

                [VOTE BY INTERNET, TELEPHONE OR MAIL

                    24 Hours a Day, 7 Days a Week

                              INTERNET

                            https://www.

     Use the Internet to vote your proxy. Have your Proxy Form in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

                                 OR

                              TELEPHONE

     Use any touch-tone telephone to vote your proxy. Have your Proxy Form in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

                                 OR

                                MAIL

     Mark, sign and date your Proxy Form and return it in the postage-paid envelope we have provided.

                            CONTROL NUMBER

                     --------------------------
                          /              /
                         /_________________/

     If you vote by the Internet or by Telephone, do not return your Proxy Form by mail.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR
TELEPHONE]

P R O X Y    THE CONNECTICUT LIGHT AND POWER COMPANY      P R O X Y
                         Berlin, Connecticut
         Proxy for Special Meeting of Preferred Shareholders
                          November 25, 2003

   The undersigned appoints MICHAEL G. MORRIS and GREGORY B. BUTLER, and either of them, proxies of the undersigned, with the power of substitution, to act for and to vote all shares of Preferred Stock of the undersigned at the Special Meeting of Preferred Shareholders of The Connecticut Light and Power Company to be held at the office of Northeast Utilities Service Company, 107 Selden Street, Berlin, Connecticut on November 25, 2003, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Amend Certificate of
   Incorporation as it relates
   to issuance or assumption
   of unsecured indebtedness  ____ FOR  ____ AGAINST   ____ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. Consent to issuance or assumption
   of unsecured indebtedness  ____ FOR  ____ AGAINST   ____ ABSTAIN


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               (over)

When properly executed, this proxy will be voted as specified by the undersigned. Unless otherwise instructed, this proxy will be voted FOR Proposal 1. A vote FOR Proposal 1 will be deemed a vote FOR Proposal 2 in the event the required vote is not obtained for Proposal 1, unless you expressly vote "Against" or "Abstain" as to Proposal 2.

                            The undersigned hereby acknowledged receipt of notice of said meeting and the related proxy statement.

                            Date _______________, 2003

                            Signed________________________________

                            Signed________________________________

                            Please sign in the same form as name appears hereon.

                            If the shares are registered in more than one name, each joint owner or fiduciary should sign.

                            Fiduciaries and corporate officers should indicate their titles.